Exhibit 5.1

Delta Air Lines, Inc. 1030 Delta Boulevard Department 981 Atlanta, GA 30354

July 10, 2025

Re:	Delta Air Lines, Inc.
Registration Statement on Form S-8

Ladies and Gentlemen:

I am Associate General Counsel of Delta Air Lines, Inc., a Delaware corporation (“Delta”), and have acted as such in connection with the preparation of the Registration Statement on Form S-8 (the “Registration Statement”) being filed by Delta with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 9,600,000 shares of Delta’s common stock, par value $0.0001 per share (the “Shares”), that may be issued in connection with awards granted under the Delta Air Lines, Inc. Performance Compensation Plan, as amended and restated effective June 19, 2025 (the “Plan”).

I have examined the Registration Statement, minutes of the Board of Directors of the Company, documents, certificates and records of the Company and other documents, matters of fact and questions of law that I have deemed necessary or appropriate for the purposes of this opinion. In my examination, I have assumed the authenticity of original documents and the genuineness of all signatures, the conformity to the originals of all documents submitted to me as copies, and the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates I have reviewed.

Based on the foregoing, I am of the opinion that, upon the issuance of the Shares as provided in the Plan, the Shares will be duly authorized, validly issued and fully paid and non-assessable.

This opinion is limited to the General Corporation Law of the State of Delaware, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect that such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Alan T. Rosselot

Name: Alan T. Rosselot

Title:   Associate General Counsel